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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

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
Subsidiaries of Phibro Animal Health Corporation                       Jurisdiction of Organization

C.P. Chemicals, Inc.                                                   New Jersey
Ferro Metal and Chemical Corporation Limited                           U.K.
Koffolk (1949), Ltd.                                                   Israel
Odda Holdings AS(1)                                                    Norway
Prince Agriproducts, Inc.                                              Delaware
Western Magnesium Corp.                                                California
Phibro Chemicals, Inc.                                                 New York
PhibroChem, Inc.                                                       New Jersey
Phibro Animal Health Holdings, Inc.                                    Delaware
Prince Mfg., LLC                                                       Delaware

Subisidiaries of Phibro Animal Health Holdings, Inc.                   Jurisdiction of Organization

Phibro Animal Health U.S., Inc.                                        Delaware
Philibro Animal Health de Argentina S.R.L.                             Argentina
Phibro Animal Health Pty Limited                                       Australia
Phibro Animal Health, Ltd.                                             Canada
Philipp Brothers Animal Health de Chile SRL                            Chile
Phibro Animal Health de Costa Rica Ltda                                Costa Rica
Phibro Corporation Limited                                             Hong Kong/China
Phibro (Malaysia) Sdn Bhd                                              Malaysia
Philip Brothers Animal Health de Mexico SRL                            Mexico
Phibro Animal Health (Proprietary) Limited                             South Africa
Philibro Animal Health de Venezuela S.R.L.                             Venezuela
PAH Management Company Limited                                         U.K.
Philipp Brothers Netherlands I B.V.                                    The Netherlands

Subsidiaries of Philipp Brothers Netherlands I B.V.                    Jurisdiction of Organization

Philipp Brothers Netherlands II B.V.                                   The Netherlands

Subsidiaries of Philipp Brothers Netherlands II B.V.                   Jurisdiction of Organization

Philipp Brothers Netherlands III B.V.                                  The Netherlands
Phibro Saude Animal Internacional Ltda.(2)                             Brazil

Subsidiaries of Philipp Brothers Netherlands III B.V.                  Jurisdiction of Organization

Phibro Animal Health SA(3)                                             Belgium

Subsidiaries of C.P. Chemicals, Inc.                                   Jurisdiction of Organization

Phibro-Tech, Inc.(4)                                                   Delaware

Subsidiaries of Phibro-Tech, Inc.                                      Jurisdiction of Organization

L.C. Holding S.A.                                                      France
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
Subsidiaries of L.C. Holding S.A.                                      Jurisdiction of Organization

La Cornubia S.A.(1)                                                    France

Subsidiaries of Koffolk (1949) Ltd.                                    Jurisdiction of Organization

Koffimex Ltd.(5)                                                       Israel
Planalquimica Industrial Ltda.                                         Brazil
Agrozan, Ltd.                                                          Israel

Subsidiaries of Ferro Metal and Chemical Corporation Limited           Jurisdiction of Organization

D.G. Bennett Chemicals Limited                                         U.K
Ferro Metal and Chemical Company Ltd                                   U.K.
Ferro Metal and Chemical Corporation Espana S.L.                       Spain

Subsidiaries of Odda Holdings AS                                       Jurisdiction of Organization

Odda Smelteverk AS(1)                                                  Norway

Subsidiaries of Prince Mfg., LLC                                       Jurisdiction of Organization

PMC Quincy, Inc. (f/k/a The Prince Manufacturing Company)              Illinois

____________________

(1) In bankruptcy.

(2) All shares owned by Philip Brothers Netherlands II B.V. other than one share owned by PhibroChem, Inc.

(3) All shares owned by Philip Brothers Netherlands III B.V. other than one share owned by PhibroChem, Inc.

(4) Owned 97.86% by C.P. Chemicals, Inc. and 2.14% by James O. Herlands.

(5) 760,984 shares owned by Koffolk (1949), Ltd. and one share owned by Agrozan, Ltd.
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